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Exhibit 99.1

MarkWest Energy Partners, L.P.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		James Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP Finance & Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Energy Partners Announces Delayed Filing of its Annual Report on Form 10-K

        DENVER-March 30, 2005-MarkWest Energy Partners, L.P. (AMEX: MWE) today announced that it must delay completion and filing of its 2004 Annual Report on Form 10-K with the Securities and Exchange Commission beyond the prescribed filing deadline, notwithstanding the Partnership's dedication of significant resources to its timely completion.

        During the course of completing its financial reporting processes for its 2004 Annual Report on Form 10-K, the Partnership identified certain material weaknesses in its internal control over financial reporting. The weaknesses principally relate to the accounting control functions for the Partnership's Southwest business unit. The operations of the Partnership's Southwest business unit acquired in 2003 and 2004 were accounted for in more than one location. The Partnership made the decision to consolidate all of the accounting functions of its Southwest business unit to one combined office following the East Texas acquisition in the third quarter of 2004. This consolidation was implemented during the fourth quarter of 2004. In connection with completing its financial reporting process, the Partnership identified that the Southwest business unit's accounts receivable processing activities, account reconciliations, accrual and cutoff procedures for certain accounts, and review procedures, were not prepared or were not completed in a timely manner.

        On March 16, 2005, the Partnership filed a Form 12b-25 with the Securities and Exchange Commission, extending the deadline for filing its Form 10-K until March 31, 2005. As a consequence of identifying the weaknesses noted above, the Partnership's independent auditors advised it of a need to expand its audit procedures, in particular with respect to the above identified areas, and that its audit would not be completed by March 31, 2005. Although the Partnership is devoting its full resources to the assessment of the effect of the material weaknesses on its financial reporting processes and to the completion of its financial statements and related audit, the Partnership will not be able to complete and file its 2004 Annual Report on Form 10-K by the extended March 31 deadline. The Partnership is endeavoring to file its Form 10-K as soon as reasonably possible.

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        MarkWest Energy Partners L.P. is a publicly traded master limited partnership with a solid core of midstream assets and growing core of gas transmission assets. It is the largest processor of natural gas in the Northeast, processing gas from the Appalachian basin and from Michigan. Its Northeast assets include natural gas processing facilities, liquids fractionation, transportation and storage facilities. It also has a growing asset base of gas gathering and intrastate gas transmission assets in the Southwest, primarily in Texas and Oklahoma.

        This press release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward- looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission. Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for the current year, as filed with the SEC.

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MarkWest Energy Partners Announces Delayed Filing of its Annual Report on Form 10-K